ASSET MANAGEMENT AGREEMENT


                  THIS ASSET MANAGEMENT AGREEMENT (this "Agreement") is made as of the 10the day of October, 1996, by and between METROPOLIS REALTY TRUST, INC., a Maryland corporation having an office c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022 ("Owner") and 970 MANAGEMENT, LLC, a New York limited liability company, having an office c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022 ("Asset Manager").

                                 R E C I T A L S

                  A. Owner is the direct or indirect owner of certain assets consisting of real property located in the City, County, and State of New York commonly known as 237 Park Avenue and 1290 Avenue of the Americas and related assets (the "Projects") or interests in entities owning the Projects and such related assets (the "Project Partnerships"), which interests in the Projects and the Project Partnerships are referred to herein as the Existing Assets; and

                  B. Owner desires to engage the Asset Manager to perform the services set forth in this Agreement; and

                  C. Asset Manager desires to accept such engagement and to perform such services for Owner, all upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

                  The following terms as used herein shall have the following meanings:

                  "Affiliate" - shall mean, in the case of any Person, a Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; and for the purposes of the foregoing definition, "control" (including "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person in question, whether through the ownership of voting securities or partnership interests, by contract or otherwise.


C/M:  11764.0004 383702.4

                  "Asset Management Fee" - shall have the meaning ascribed to such term in Section 4.1.

                  "Budget" - the annual budget for the Projects to be prepared by the Property Manager and approved by Owner, as the same may be updated. If Owner and the Property Manager are unable to agree on an annual budget, the provisions of the Property Management Agreement will govern what will constitute the Budget until such agreement is reached.

                  "Business Day" - shall mean any day which is not a Saturday, Sunday, or a day observed as a holiday by the State of New York or the federal government.

                  "Leases" - shall mean leases, licenses and other agreements regarding use of space at the Projects or any guaranty thereof.

                  "Leasing Agent" - shall mean the exclusive leasing agent engaged by Owner from time to time to conduct leasing activities for each of the Project(s) owned directly or indirectly (through an interest in a Project Partnership) by Owner. The initial Leasing Agent shall be Tishman Speyer Properties, L.P.

                  "Leasing Agreement" - shall mean the exclusive leasing agreement, if any, in force at the time in question, entered into between the applicable Project Partnership and the applicable Leasing Agent with respect to any Project. The initial Leasing Agreement shall be those certain Management and Leasing Agreements dated as of the date hereof between 1290 Partners, L.P. and 237 Park Partners, L.P., respectively, and Tishman Speyer Properties, L.P., as same may hereafter be amended.

                  "Leasing Guidelines" - shall mean the leasing guidelines for the Projects prepared by the Leasing Agent and approved by the Owner pursuant to the Leasing Agreement, containing proposed leasing activities for the Projects for the ensuing fiscal year, and a schedule of acceptable economic terms with respect to leases being offered to prospective tenants of the Projects (including rent abatements, free rent and take-over costs, construction allowances and similar items).

                  "Person" - shall mean an individual, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, entity or government (including, without limitation, any instrumentality, division, agency or department thereof).

                  "Property Manager" - shall mean the property manager engaged by Owner from time to time to manage each of the Project(s) owned directly or indirectly (through an interest in a Project Partnership) by Owner. The initial Property Manager shall be Tishman Speyer Properties, L.P.


                                       -2-
C/M:  11764.0004 383702.4

                  "Property Management Agreement" - shall mean the property management agreement, if any, in force at the time in question, entered into between the applicable Project Partnership and the applicable Property Manager with respect to any Project. The initial Property Management Agreements shall be those certain Management and Leasing Agreements dated as of the date hereof between 1290 Partners, L.P. and 237 Park Partners, L.P., respectively, and Tishman Speyer Properties, L.P., as same may hereafter be amended.

                  "Services" - shall have the meaning ascribed to such term in
Section 2.2.


                                    ARTICLE 2

                          Services And Responsibilities

                  2.1 Nature of Relationship. Owner hereby retains Asset Manager to act as Owner's advisor and consultant with respect to the management of the Existing Assets. To the extent not specified herein, Owner and Asset Manager shall consult with each other to determine from time to time the scope of Asset Manager's authority and discretion to make decisions regarding the Projects without Owner's consent. The parties shall consult for such purpose as frequently as either party may reasonably request. Unless Owner delegates decision-making authority in writing to Asset Manager, such authority shall be retained by Owner. Asset Manager's services hereunder shall include the following:

                           (a) Property Management Review: Asset Manager will
advise Owner regarding the employment of and will monitor the performance by the Property Manager for each Project, who will have responsibility for the day-to-day management, leasing, maintenance, and making of authorized capital improvements and repairs to the applicable Project pursuant to the applicable Property Management Agreement. Without limiting the foregoing, Asset Manager will (i) review and make recommendations to Owner with respect to the Budgets proposed by the Property Manager for Owner's approval, including all updates and modifications thereof, and other actions to be taken pursuant to the Property Management Agreement, (ii) monitor tenant disputes and arbitration proceedings and litigation relating to the Projects, and (iii) if requested by Owner, receive notices under leases, contracts and financing documentation. Asset Manager will review the performance of the Property Manager on a day-to-day basis and will make recommendations to Owner and advise Owner on actions to be taken under the Property Management Agreement, including, without limitation, the exercise of any cancellation/termination rights under such management agreement. Asset Manager will advise Owner as to, and will, at Owner's request, negotiate for Owner, any proposed modifications to the Property Management Agreement. If the existing Property Manager is to be replaced, Asset Manager will make recommendations to Owner and advise Owner as to potential replacement managers, services to be performed in connection therewith and fees charged with respect thereto. At Owner's

                                       -3-
C/M:  11764.0004 383702.4
request, Asset Manager will, at Owner's request, negotiate on Owner's behalf any such replacement Property Management Agreement.

                           (b) Leasing Review: Asset Manager will advise Owner
regarding the employment of and will monitor the performance by the Leasing Agent for each Project, who will have responsibility for the leasing of the applicable Project pursuant to the applicable Leasing Agreement. Without limiting the foregoing, (i) Asset Manager will review the Leasing Guidelines, marketing plans and leasing proposals made by the Leasing Agent under the Leasing Agreement and make recommendations to the Owner with respect thereto, and (ii) supervise the negotiation on Owner's behalf, of all third-party leasing brokerage agreements with respect to the Projects. Asset Manager will advise Owner on actions to be taken under the Leasing Agreement, including, without limitation, the exercise of any cancellation/termination rights under the Leasing Agreement. Asset Manager will advise Owner as to, and will, at Owner's request, negotiate for Owner, any proposed modifications to the Leasing Agreement. If the existing Leasing Agent is to be replaced, Asset Manager will make recommendations to the Owner and advise Owner as to replacement leasing agents and the use of leasing brokers and fees charged with respect thereto. At Owner's request, Asset Manager will negotiate on Owner's behalf any such replacement Leasing Agreement.

                           (c) Capital Projects: Asset Manager will review and
advise Owner with respect to any capital projects proposed by the Property Manager, including making recommendations regarding budgets and contracts proposed therefor and monitoring the performance of any such project for consistency with the approved budget. Asset Manager will not perform the services of a construction manager in connection with any capital project described above but rather will be the Owner's representative and advisor with respect thereto. As used herein, "capital projects" shall include major repairs, replacements and restorations.

                           (d) Taxes and REIT Status: Asset Manager shall
coordinate with the Property Manager and Owner's lawyers and accountants any tax planning (including bringing any tax certiorari claims) for the Projects and Owner in respect of its interest in the Projects. Asset Manager shall advise Owner and make recommendations with respect to any tax certiorari proceeding so brought with respect to the Projects or with respect to the property known as 2 Broadway. Asset Manager shall, on Owner's and each Property Partnership's behalf and at the expense of each, cooperate with and assist the accountants selected by Owner (or the Project Partnerships) for the preparation and filing of United States federal, state and local partnership tax returns and applications, if any. Asset Manager shall cooperate with and assist Owner and its accountants in developing cash management and dividend policies intended to satisfy applicable requirements for the maintenance of Owner's status as a real estate investment trust.

                           (e) Reports; Shareholders Meetings. Asset Manager
shall assist Owner in maintaining records and preparing reports required of Owner as a reporting

                                       -4-
C/M:  11764.0004 383702.4
company under the securities laws (e.g., preparing and filing 10Ks, 10Qs and other required filings). Asset Manager shall assist Owner and the Property Manager in preparing or otherwise arranging for (x) any statements and reports to governmental authorities having jurisdiction over the Projects which are to be prepared or filed by Owner or the Project Partnerships, (y) any statements, reports or certificates required to be given under any leases and (z) any statements, reports, appraisals, certificates or opinions that are to be prepared by or otherwise delivered by Owner or the Project Partnerships under any mortgage encumbering the Projects. Asset Manager will assist Owner in preparing for and holding annual and special shareholders meetings, including if requested by Owner preparing and making presentations at such meetings.

                           (f) Liaison with Lenders. Asset Manager shall be
Owner's liaison with the holder of any mortgage encumbering the Projects. Asset Manager shall deliver to such lender all documentation required to be delivered under the applicable loan documents or which may be requested in accordance therewith, including documentation regarding the ownership of Owner. Asset Manager shall monitor any loans to ensure that Owner is complying therewith and shall advise Owner of the acts to be taken or not taken, as the case may be, to remain in compliance therewith. Asset Manager shall advise Owner as to any issues that may arise under the applicable loan documents and discuss and assist in implementing appropriate responses thereto, including the curing of any events of default.

                           (g) Professionals. Asset Manager shall make
recommendations to Owner concerning the hiring (by Owner or a Project Partnership and at either of their expense) of professionals to perform services with respect to the Assets, including, without limitation, architects, accountants, attorneys, engineers, appraisers and tax consultants. Asset Manager shall consult with and assist any such professionals.

                           (h) Records. Asset Manager shall maintain at an
office located in New York, New York or elsewhere in the New York metropolitan area accurate, complete and proper records with respect to the performance of its services under this Agreement, including copies of all financial statements, reports and analyses which Asset Manager prepares under this Agreement, for at least four (4) years from the end of the annual period to which such records relate. Owner and its representatives and advisors shall have the right to inspect such records, make photocopies and extracts thereof at all reasonable times and upon reasonable notice. The obligations of Asset Manager under this
Section 2.1(1) shall survive the expiration or any termination of this Agreement.

                  2.2 Standard of Care. Asset Manager shall perform the services set forth in Section 2.1 (the "Services") under this Agreement in a manner consistent with that in which a reasonable and prudent business person in the Asset Manager's profession would conduct itself in transactions of a similar nature, and shall at all times act in good faith and in the best interests of Owner. Except as otherwise expressly set forth herein, Asset Manager shall not be liable to Owner for any action taken or omitted or for any error in judgment in connection with the services rendered to Owner under this Agreement.

                                       -5-
C/M:  11764.0004 383702.4

                                    ARTICLE 3

                              Term and Termination

                  3.1 Term. Unless earlier terminated pursuant to Section 3.2 or 3.3, this Agreement shall have an initial term of one year commencing on the date hereof, and the term of this Agreement shall be automatically extended for consecutive one-year periods thereafter unless Owner or Asset Manager shall notify the other, at least thirty (30) days before the then current term would otherwise terminate, of its election not to extend the term.

                  3.2      Termination for Cause, Sale or Bankruptcy.

                           (a) If Asset Manager shall default in any material
respect in the performance of any of the terms, covenants or conditions of this Agreement on its part to be performed (including, without limitation, the performance of the Services) and such default shall continue for a period of thirty (30) days after written notice of such default is given by Owner to Asset Manager (or, if such default is curable but is of such a nature that it cannot reasonably be completely cured within such thirty (30) day period, then if Asset Manager does not commence to cure such default within said thirty (30) day period and thereafter proceed with reasonable diligence to complete the cure of the same), Owner shall have the right to terminate this Agreement by notice given to Asset Manager and this Agreement shall thereupon terminate on the date set forth for such termination in such notice. Upon such effective date of termination this Agreement shall terminate without any obligation on the part of Owner to make any payments to Asset Manager hereunder, except for asset management fees earned by Asset Manager and other amounts due to Asset Manager hereunder which have accrued prior to such effective date of termination, and without prejudice to any right to damages which may have accrued to Owner. Asset Manager shall not be deemed to be in default hereunder if the alleged default results from causes beyond Asset Manager's control.

                           (b) Owner may terminate this Agreement, immediately,
upon notice to Asset Manager, (i) if the Projects are sold by Owner, or (ii) if there shall occur a change in control of Asset Manager.

                           (c) Asset Manager may terminate this Agreement if
Owner defaults in the payment of any amount due and payable to Asset Manager from Owner pursuant to this Agreement and such failure continues for thirty (30) days following Asset Manager's written notice to Owner of such failure.

                           (d) Either party hereto may terminate this Agreement
immediately upon giving notice to the other in the event that the other party shall (i) make an assignment for the benefit of its creditors; (ii) admit in writing its inability to pay its debts as they

                                       -6-
C/M:  11764.0004 383702.4
become due; (iii) commence in any court, pursuant to any statute of the United States or of any state, any voluntary case for any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; (iv) have filed against it in any court pursuant to any statute of the United States or of any state, any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such court shall enter an order for relief or if such proceeding shall not be dismissed within sixty (60) days after the institution thereof; or (v) have suffered or permitted a receiver, trustee, liquidator or similar officer to be appointed to administer and/or liquidate all or any portion of its assets and such appointment shall not be vacated or set aside within sixty (60) days after the appointment of such receiver, trustee, liquidator or similar officer.

                  3.3 Owner's Right to Perform Asset Manager's Obligations. It is not intended that Asset Manager's rights to perform various services for Owner hereunder or to act for Owner hereunder exclude Owner from performing such services or taking such acts itself.

                  3.4 Transition After Termination. If this Agreement is terminated pursuant to the provisions of this Article, or upon the expiration of the term hereof, Asset Manager shall immediately deliver to Owner or whomsoever Owner shall designate copies or originals of books, records, contracts and any and all other records or documents, whether or not enumerated herein, pertaining to the Projects and Asset Manager shall do all other things reasonably necessary to cause an orderly transition of the asset management of the Projects without detriment to the rights of Owner or to the continued asset management of the Projects.

                  3.5 Non-Termination. This Agreement is not terminable except as set forth in this Article 3.


                                    ARTICLE 4

                                  Compensation

                  4.1 Asset Management Fee.

                  Owner agrees to pay Asset Manager and Asset Manager agrees to accept, as Asset Manager's sole compensation for the Services, a fee (the "Asset Management Fee") in an amount equal to $25,000 per month. The Asset Management Fee shall be paid in arrears, on the first day of each month during the term hereof. In the event Owner shall sell or otherwise dispose of one but not both of the Projects, Owner and Asset Manager shall review whether an adjustment to the Asset Management Fee is equitable and appropriate. If Owner believes that the Asset Management Fee should be reduced and Owner and Asset Manager are unable in good faith to agree upon a reduced fee, this Agreement shall be terminable by either party upon ninety (90) days notice to the other.

                                       -7-
C/M:  11764.0004 383702.4

                  4.2 Reimbursement for Costs and Expenses.

                           (a) In addition to payment of the Asset Management
Fee, Owner shall reimburse Asset Manager for all amounts which may be payable by Asset Manager to any contractors, consultants, accountants, lawyers, auditors or other professionals engaged by Asset Manager pursuant to, or in order to perform its obligations under, Article 2 of this Agreement or such other amounts as are expended by Asset Manager at Owner's expense as provided herein.

                           (b) No amount described in paragraph (a) above shall
be payable by Owner hereunder unless the same shall have been provided for in the approved Budget or is a permitted variance therefrom. In addition no amount described in paragraph (a) above shall be payable to the extent the need for the same arises out of the gross negligence or willful misconduct of Asset Manager, as finally determined by a court of competent jurisdiction.

                           (c) Amounts described in paragraph (a) above shall
not include salaries and wages, payroll taxes, insurance, workers' compensation, severance compensation and other benefits paid to or for the benefit of Asset Manager's personnel or any general overhead expenses of Asset Manager.

                           (d) Notwithstanding anything to the contrary set
forth in this Agreement, Asset Manager shall not be required to spend any of its own funds on behalf of Owner.


                                    ARTICLE 5

                                     Notices

                  Any notice, approval, consent, demand or request (collectively, a "notice") which is or may be given or made by the parties hereto, shall be in writing, and shall be given or made by any of the following methods: (x) personal delivery, (y) mailing the same by registered mail or certified mail, return receipt requested, postage prepaid, or (z) by Federal Express or other reputable express courier service, in each case to the following addresses:

                  If to Asset Manager:      970 Management, LLC
                                            c/o Victor Capital Group, L.P.
                                            885 Third Avenue
                                            New York, New York 10022
                                            Attention: John R. Klopp



                                       -8-
C/M:  11764.0004 383702.4

                  If to Owner:              Metropolis Realty Trust, Inc.
                                            c/o Apollo Realty Advisors, L.P.
                                            1301 Avenue of the Americas
                                            38th floor
                                            New York, New York 10019
                                            Attention:  Lee Neibart, President

or to such other addresses as Asset Manager or Owner shall have last designated by notice to the other. Any notice given hereunder shall be deemed delivered when received. The inability to deliver notices because of changed address of which no notice was given, or rejection or refusal to accept any notice offered for delivery shall be deemed to be receipt of such notice as of the date of such inability to deliver or rejection or refusal to accept delivery.


                                    ARTICLE 6

                                 Indemnification

                  6.1 Performance. Owner agrees: (1) to hold and save Asset Manager, its officers, directors, members, employees and Affiliates (including Victor Capital Group, L.P.) (collectively, the "Indemnified Parties") free and harmless from damages or injuries to person or property by reason of any cause whatsoever either in and about the Project or elsewhere when Asset Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner; (2) to reimburse any Indemnified Party upon demand for any monies which such Indemnified Party is required to pay out for any reason whatsoever, either in connection with, or as an expense in defense of, any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against such Indemnified Party or Owner and such Indemnified Party jointly or severally, affecting or due to the condition or use of the Project, or acts or omissions of Asset Manager or employees of Owner or Asset Manager; and (3) to defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding brought against such Indemnified Party or such Indemnified Party and Owner jointly or severally arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify such Indemnified Party from any judgment, loss or settlement on account thereof. It is expressly understood and agreed that the foregoing provisions of this Article shall survive the termination of this Agreement, but this shall not be construed to mean that Owner's liability does not survive as to other provisions of this Agreement. Nothing contained in this Article shall relieve Asset Manager from responsibility to Owner for, and Owner shall not be obligated to make any payment or reimbursement to any Indemnified Party described above to the extent arising out of, Asset Manager's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. If prior to a final determination by a court of competent jurisdiction of such gross negligence or willful misconduct of Asset Manager, Owner's funds

                                       -9-
C/M:  11764.0004 383702.4
have been utilized to pay the same, Asset Manager, upon such a final determination, shall be obligated to return the amounts so utilized.

                  6.2 Insurance Coverage. Owner agrees that it will designate Asset Manager as a party or additional insured with Owner in any insurance obtained by Owner or the Project Partnerships. Owner agrees that it will not make any claim against or seek to recover from Asset Manager for any loss or damage to property of any type which is covered by insurance, to the extent of the insurance proceeds received by Owner in respect of such loss or damage.


                                    ARTICLE 7

                                  Miscellaneous

                  7.1 Complete Agreement; No Oral Modification. This Agreement contains a complete statement of all of the arrangements between the parties hereto with respect to the subject matter hereof, and this Agreement cannot be modified or terminated orally, but only by a written agreement executed by Asset Manager and Owner. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

                  7.2      No Joint Venture; Liability to Third Parties.

                  In carrying out its obligations under this Agreement, Asset Manager is acting solely as an independent contractor for Owner, and nothing in this Agreement shall create or be construed to create an agency, partnership or joint venture relationship between Owner, its successors and assigns, on the one part, and Asset Manager, its successors and assigns, on the other part, or as requiring Asset Manager to bear any portion of losses arising out of or in connection with the ownership or operation of the Projects. Except as may otherwise be expressly provided in this Agreement, all debts and liabilities to third persons properly incurred by Asset Manager in the course of the performance of its obligations hereunder shall be debts and liabilities of Owner only, and Asset Manager shall not be liable therefor by reason of its management activities pursuant to this Agreement.

                  7.3 Construction of Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                  7.4 Governing Law. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its conflict of law principles or rules.


                                      -10-
C/M:  11764.0004 383702.4

                  7.5 Binding Effect; Assignment. This Agreement shall be binding on the parties hereto and their successors and permitted assigns. Asset Manager may not assign this Agreement or its rights hereunder without Owner's consent, except to an Affiliate. Asset Manager represents that it is an Affiliate of Victor Capital Group, L.P. This Agreement shall run to the sole benefit of the parties hereto and their successors and permitted assigns and there shall be no third party beneficiaries hereof.

                  7.6 Competitive Business. Owner acknowledges that Asset Manager and its Affiliates engage in other business ventures of every nature and description, independently, or with others, including, but not limited to, the real estate business in all its phases, such as the ownership, operation, management, syndication and development of real property, and may continue to engage in transactions and business opportunities that could have benefited Owner; and neither Owner nor any partners, shareholders or other owners of a legal or beneficial interest in the Owner shall have any rights in and to such independent ventures or the income of profits derived therefrom. Without limiting the foregoing, Owner acknowledges and understands that Asset Manager and its Affiliates may in the future own properties that may be directly competitive with the business and property of the Owner. To the extent that the conduct by Asset Manager and its Affiliates of activities and businesses that are competitive with the activities and business of Owner would otherwise represent an actual or potential conflict of interest, Owner agrees that Asset Manager shall not have breached any duty to Owner with respect to actions taken in connection with such competition and conflicts.

                  7.7 Section Headings. Section headings are for convenience of reference only and shall not be deemed part of this Agreement.

                  7.8 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which taken together shall constitute one and the same agreement.

                  7.9 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to the person or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.


                                    ARTICLE 8

                                   Exculpation

                  8.1 Liability of Owner and its Partners. The liability of Owner hereunder is limited to its interest in the Projects, the Project Partnerships and the proceeds thereof.

                                      -11-
C/M:  11764.0004 383702.4

Asset Manager shall not look to (i) any property or assets of Owner except Owner's interest in the Projects, the Project Partnerships and the proceeds thereof, including any net proceeds received from the sale of the Projects, or
(ii) the property or assets of any officer, partner, director, shareholder, employee or Affiliate of Owner, or of any partner in Owner, in seeking either to enforce Owner's obligations or to satisfy a judgment for Owner's failure to perform any obligations under this Agreement.

                  8.2 Liability of Parties Affiliated with Asset Manager. No officer, partners, member, director, shareholder, employee or Affiliate of Asset Manager, or of any partner or shareholder of Asset Manager, shall have any liability to Owner or any other person or entity for the obligations of Asset Manager hereunder or for any claim with respect hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     OWNER:

                                    METROPOLIS REALTY TRUST, INC.

                                    By:



                                    ASSET MANAGER:

                                     970 MANAGEMENT, LLC

                                     By:  /s/ John R. Klopp
                                          John R. Klopp, Manager

                                      -12-
C/M:  11764.0004 383702.4

                           ASSET MANAGEMENT AGREEMENT


                                     between


                          METROPOLIS REALTY TRUST, INC.

                                       and

                               970 MANAGEMENT, LLC



                                      Dated

                                October 10, 1996

C/M:  11764.0004 383702.4

                                TABLE OF CONTENTS


                                                                         Page

  ARTICLE 1         Definitions...........................................  1

  ARTICLE 2         Services And Responsibilities.........................  3
           2.1      Nature of Relationship................................  3
           2.2      Standard of Care......................................  5

  ARTICLE 3         Term and Termination..................................  6
           3.1      Term..................................................  6
           3.2      Termination for Cause, Sale or Bankruptcy.............  6
           3.3      Owner's Right to Perform Asset Manager's Obligations..  7
           3.4      Transition After Termination..........................  7
           3.5      Non-Termination.......................................  7

  ARTICLE 4         Compensation..........................................  7
           4.1      Asset Management Fee..................................  7
           4.2      Reimbursement for Costs and Expenses..................  8

  ARTICLE 5         Notices...............................................  8

  ARTICLE 6         Indemnification.......................................  9
           6.1      Performance...........................................  9
           6.2      Insurance Coverage.................................... 10

  ARTICLE 7         Miscellaneous......................................... 10
           7.1      Complete Agreement; No Oral Modification.............. 10
           7.2      No Joint Venture; Liability to Third Parties.......... 10
           7.3      Construction of Agreement............................. 10
           7.4      Governing Law......................................... 10
           7.5      Binding Effect; Assignment............................ 11
           7.6      Competitive Business.................................. 11
           7.7      Section Headings...................................... 11
           7.8      Counterparts.......................................... 11
           7.9      Severability.......................................... 11

  ARTICLE 8         Exculpation........................................... 11
           8.1      Liability of Owner and its Partners................... 11
           8.2      Liability of Parties Affiliated with Asset Manager.... 12



                                       -i-
C/M:  11764.0004 383702.4